Exhibit 10.34

Agreement No.: 2003002

Cooperation Agreement on

The Construction of Book Information Resources of

“www.csoll.com” Website

Party A:

Zhongshang Xinhua Books Networks Co., Ltd.

Party B:

Today’s Teachers Technology and Culture Ltd.

1.

Purpose of Cooperation

In order to facilitate the libraries of China’s educational institutions and elementary and secondary schools to share book information resources so that more teachers, students and parents can benefit from online book information  resources, to jointly develop the education market of “www.csoll.com” website, the Parties agreed on the following regarding the construction of book information resources of “www.csoll.com” website.

2.

Contents, Method and Conditions of Cooperation

2.1

Contents of Cooperation

2.1.1

The Contents of cooperation is the construction of book information resources of “www.csoll.com” website.

2.2.

Method of Cooperation

2.2.1

Party A will provide Party B with online information resources.

2.2.2

Party B will use Party A’s service platform to solicit unified orders from its member organizations on a regular basis.

2.2.3

Party A shall be responsible for opening the book information provided on its service platform to “www.csoll.com” website, assisting Party B with book purchase and delivery on Party A’s platform. Party B shall have plenary responsibility for the specific requirements for book purchase resource information, long-term planning and construction, and operations of “www.csoll.com” website.

2.2.4

Party A will be responsible for developing the software that interfaces with both party’s websites and for sharing book information resources, it will also be responsible for developing book online transaction management system. It will be compensated for such developments. Party B will be responsible for assisting Party A in completing the interface of both party’s websites, it will also provide the business requirements for book online transaction management system.

2.3

Conditions for the Parties’ Cooperation

2.3.1

Party B will be Party A’s sole agreed legal operator for book information supply in China Education sector. Party A shall not supply China Education sector, or cooperate with any third party that has similar or same information or service business as Party B.

2.3.2

Party B will use Party A’s platform to solicit unified orders from publishing houses and whole-sellers. The distribution of profits from this business will be specified in supplementary agreement.

2.3.3

The two parties will make supplementary agreement regarding the construction plan and division of responsibilities during their cooperation of constructing book information resources of “www.csoll.com” website. The agreement will be an inseparable part of this agreement, and bear equal legal effect.

3.

Rights and Obligations of the Two Parties

3.1

Obligations of Party A

3.1.1

During the business operations of “www.csoll.com” website, Party A has the obligation to ensure the legality of its service platform operations and the operability of its technology and services.

3.1.2

Party A has the obligation to ensure that the book information provided on its service platform and the business activities it engages in are in conformity to the state laws and regulations, it also takes full political and economic responsibilities for the operations of its service platform.

3.1.3

In Party A’s business operations, if it involves in business that relates largely to Party B’s business, or that conflicts with Party B’s (“www.csoll.com”) business, or that has potential to damage Party B’s (“www.csoll.com”) or its client’s economic interest, Party A shall notify Party B and obtain its agreement beforehand. Otherwise, Party A shall take consequences.

3.2.

Rights of Party A

3.2.1

Party A is the permanent agreed legal supplier of book information for Party B’s “www.csoll.com” website.

3.2.2

The orders that Party B obtained through the book information of Party A’s platform, Party A has the right to request that Party B solicit unified orders from publishers, whole-sellers through Party A’s platform.

3.2.3

Party A has the right to oversee Party B’s operation in terms of legality and conformity as its member organization.

3.2.4

During the effective term of this agreement, Party A has the right to share the profits from the cooperation. Method of settlement will be specified in each order agreement.

3.3

Responsibilities and Obligations of Party B

3.3.1

Party B has the obligation to provide legal documents to certify its qualification as the undertaker of China School Library Online of China Education Equipment Website. It should also provide the photocopy of this legal certification to Party B for its file.

3.3.2

Party B has the obligation to protect and safeguard the intellectual property of Party A’s service platform system.

3.3.3

During its business operations, in case Party B involves in business that relates largely to Party A’s business, or exceeds Party A’s business scope and has conflict with Party A’s business, or has the potential of damaging the economic interest of Party A or Party A’s clients, Party B should notify Party A and obtain Party A’s agreement beforehand. Otherwise, Party B shall take consequences.

3.4

Rights of Party B

3.4.1

As the sole interface client (which specifically refers to the client that is provided with shared information resources by ways of customized interface program, setting up database, and direct connection) of Party A’s platform in book information business of China’s education sector, Party B has the right to check client development status of Party A’s platform.

3.4.2.

Party B has the right to require Party A to revise the software that interfaces with Party B’s website and enables the sharing of book information resources, and Party B’s book online transaction management system in accordance with the requests of Party B or Party B’s clients. Party A will be compensated for the revision work. Party A shall do its best to cooperate and satisfy the revision requests.

4.

Responsibilities for Breaking the Agreement:

4.1

During the effective term of the Agreement, if Party A has any conduct that breaks the Agreement, Party B has the right to terminate the Agreement; if Party B has any conduct to break the Agreement, Party A has the right to terminate the Agreement.

4.2

During the effective term of the Agreement, if either Party A or Party B has any conduct that breaks the Agreement, if any part of it is not covered by the China published laws, then international laws, regulations and practice shall be used.

4.3

Party B must protect Party A’s technical secrets. If Party B should be found to fail to do so, Party A will immediately terminate its cooperation with Party B, and investigate and affix legal responsibility for Party A’s reputation and financial losses caused by Party B’s conduct.

4.4

Party A must protect Party B’s business secrets. It must not transfer the contents of its cooperation with Party B to a third party. If Party A is found to fail to do so, Party B will immediately terminate its cooperation with Party A, and investigate and affix legal responsibility for Party B’s reputation and financial losses caused by Party A.

5.

Force Majeure

5. 1

In case either Party A or Party B can not carry out the Agreement due to force majeure, it should notify the other party in a timely fashion in writing of the reason that it can not fully or partly carry out the Agreement. After the reason has been verified by the authority concerned, the party will be allowed to delay its obligations, or partly carry out its obligations, or not to carry out its obligations at all. The Parties will consult each other based on the situations; the party in question may be excused partly or fully from its responsibilities for not carrying out the Agreement.

5.2

“Force majeure (factor)” is an incident that, at the time of signing this Agreement, a party can not foresee, or even if it can foresee, it can not control or avoid, which results in the party’s failure to carry out its obligations in the Agreement or any sub-agreements. Force majeure includes but not limited to: prohibition or decrees by government or public agencies, rebellions, wars, hostilities, public riots, strikes, pause or stop of transportation means or other facilities, epidemics, fire, earthquake or other natural disasters.

6.

Effective Term of this Agreement

This Agreement will be permanently effective since the date it is signed by the representatives and bear the seal of both parties. With the exception of force majeure, both parties will keep a sincere cooperation attitude, and continue to push forward the construction of the book information resources of “www.csoll.com” website.

7.

Agreed Items

If any dispute arises in this Agreement, both parties should resolve it in a timely fashion. If the parties fail to reach an agreement, they can file law suits with the People’s Court directly.

There are four sets of this Agreement, two for each party. If there are matters uncovered in this Agreement, both parties should consult together and make additional agreements, which bear equal force as this Agreement.

Party A (Official Seal)

Zhongshang Xinhua Books Networks Co., Ltd.

Representative

Date:

November 4, 2003

Party B (Official Seal)

Today’s Teachers Technology and Culture Ltd.

Representative

Date:

November 4, 2003